## AGREEMENT

**THIS AGREEMENT** is made and entered into in India, on this 15th September 2004 (the **"Effective Date"**)

**BETWEEN**

**Satyam Computer Services Limited**, a company incorporated under the laws of India and having a registered office at Mayfair Centre, S.P. Road, Secunderabad – 500003, Andhra Pradesh, (herein after to be referred to as **"Satyam"**) its successors and assigns on the **ONE PART**

**A N D**

**Xalted Network, Inc**, a company incorporated in USA having its registered office at 82 Pioneer Way, Suite 114, Mountain View, California 94041-1525, USA (herein after referred to as **"XNI"**) its successors and assigns on the **SECOND PART.** SATYAM and XNI are hereinafter sometimes referred to collectively as the **"Parties"** and individually a **"Party."**

**WHEREAS** SATYAM is in the business of software development and services for the global market

**AND**

**WHEREAS** XNI has a license to market, distribute and deploy "MODULA" suite of OSS/BSS software and solutions (**"Base Product"**) for the global market from SysteamUS, a United States corporation (**"Systeam"**)

**AND**

**WHEREAS** SATYAM, as Prime Contractor together with XNI as Teaming Partner, has bid and successfully secured the BSNL – IOBAS Tender No: **MM / IT / 052004 / 000266 dated May 07, 2004**. The scope of the tender includes supply, install, commission and operate the INTER-OPERATOR BILLING AND ACCOUNTING SYSTEM (hereinafter referred to as **"BSNL IOBAS Project"**) as bureau services, more fully detailed in Annexure A and Annexure B. Annexure A details the BSNL tender documents and Annexure B details XNI's compliance response provided to Satyam to - include in the bid response to BSNL.

**AND**

**WHEREAS** Satyam has agreed to perform all the hardware procurement, commissioning, installation and all other related ongoing operational services and functions required in the BSNL IOBAS Project.

**AND**

**WHEREAS** XNI has agreed to perform all the necessary software supply (including the 3rd party software viz. Oracle Database, BEA Tuxedo, Reporting Tools and any relevant software for the project, necessary for successful running of BSNL-IOBAS Project) and perform the software commissioning, installation and all other related support services on the supplied software and functions required in the BSNL IOBAS Project. XNI will ensure all support for the products supplied and act as the single point of contact to provide all support for the vendor's whose products have been bundled and offered to Satyam for the BSNL IOBAS Project.

Satyam Computer Services Ltd. Sec'bad

**NOW THIS AGREEMENT WITNESSETH AS FOLLOWS**

1. **SATYAM agrees and undertakes to perform the following:**
   1.1. To take on the responsibilities of the Bid Bond and the Performance Guarantee to be signed with BSNL.
   1.2. To front end the BSNL IOBAS project.
   1.3. To freeze the BSNL IOBAS Proof of Concept (herein after referred to as "PoC") requirements and communicate the same to XNI.
   1.4. To procure the data center and disaster recovery hardware, TAX location servers and any other hardware for collecting and processing the Call Data Records (CDRs) as sized and recommended by XNI as per Exhibit A. Supply of any additional hardware for the project during the entire project duration, other than the clause 2.3 is the responsibility of Satyam.
   1.5. To install and commission the hardware and the Operating System (OS) required for the BSNL IOBAS Project, to enable the XNI supplied software system to run on it.
   1.6. To setup, operate and maintain the data center and disaster recovery center for BSNL IOABS Project.
   1.7. To front-end and own the support functions with appropriate contracts with the hardware and other vendors for smooth installation, operation and maintenance of the data center.
   1.8. To make payments to XNI in accordance with the payment terms specified in Section 2.13 herein.
   1.9. In case of delays solely and directly attributable to Satyam like procuring the hardware, setting up of data center and/or disaster recovery center, coordinating to arrange the required business configuration data from BSNL, collection of data from BSNL, connectivity from BSNL and so on, which may result in penalties to Satyam from BSNL, Satyam agrees to bear the compensation to be paid to BSNL
   1.10. Any other delays not specifically mentioned in this document, which is solely and directly attributable to Satyam that results into penalties from BSNL, Satyam agrees to bear the compensation to be paid to BSNL
   1.11. In case BSNL cancels or terminates the BSNL IOBAS project, for reasons solely attributable to Satyam. Satyam shall be liable for all the costs, refunds and damages arising out of such situations and shall pay XNI for the entire extent of loss or damages incurred by XNI.

2. **XNI agrees and undertakes to perform the following**
   2.1. To provide any clarifications and support required to receive the applicable Purchase Order from BSNL (the "PO") and to honor all assurances, commitments and certificates provided during the evaluation period and subsequently from time to time XNI will ensure that the Base Product meets the compliance requirements set out by BSNL.
   2.2. XNI will ensure that the benchmark showed by Systeam is replicated and proven on Sun platform. The benchmark figures cannot be lower than the figures shown in the, Benchmark Document - attached as Exhibit C.
   2.3. Should the sized configuration for the project fail to deliver the required performance as per tender requirements in speed and volumes / 8 hour window, XNI agrees to provide the additional hardware required to meet the performances at its cost for the BSNL IOBAS Project

Satyam Computer Services Ltd. Satyam Sec'bad

2.4. To deliver install and commission the XNI supplied software, (the "Bundled Software") as per the BSNL IOBAS Project requirements attached as Exhibit – B, detailing the scope of the software supply from XNI.

2.5. To work with Satyam for the common purpose on delivering the BSNL-IOBAS Project requirements.

2.5.1. Play the lead role during the requirement capture phase, through the PoC stage and till the Commercial Launch of the BSNL IOBAS Project, along with Satyam associates. In its capacity of the lead role, XNI shall have the primary responsibility in delivering the solution satisfying the PoC through to Commercial Launch requirements of BSNL.

2.5.2. Subsequent to BSNL's Commercial Launch, XNI agrees to provide Satyam with support, on basis of terms defined in section 2.13.3 on the XNI Bundled Software for the entire tenure of 3 years (from the Commercial Launch) (Contract Period) of the BSNL contract.

2.6. To ensure that the employees assigned for this project possesses the requisite expertise and experience in the Base Product to carry out the BSNL-IOBAS Project in all respects. If the assigned employees are not meeting the expectations and requirements of the Project, XNI would provide suitable replacements upon Satyam's request and within a reasonable time enabling smooth functioning of the Project.

2.7. To deliver and support, new enhancements / features as per the tender requirements, in the XNI supplied software's for the Contract Period, in line with

2.7.1. The BSNL's changing business requirements,

2.7.2. New technology enhancements, upgrades and interfaces to new switch installations of BSNL from time to time

2.7.3. Regulatory changes by the Telecom Regulatory Authority of India (TRAI) and any other regulating authorities from time to time.

2.7.4. Enhancements to Bundled Software.

2.8. To support and deliver Base Product enhancements, as per the tender requirements of BSNL for online collection and processing of CDR's for the existing switches/technologies and subsequently introduced new switches/technologies by BSNL during the entire Contract Period.

2.9. To provide the documentation covering architecture, operation, maintenance and user manuals related to Base Product and Bundled Software. All documents should be in English language.

2.10. To provide the necessary training and handoff to Satyam data center operating personnel for smooth operation of the BSNL IOBAS Project.

2.11. In case where the Performance Guarantee and Advance Payment Guarantee given by Satyam is forfeited by BSNL due to failure or non performance of the XNI's Bundled Software, XNI shall be liable for all the costs, refunds, damages and penalties arising out of such situations and shall indemnify Satyam or BSNL to the entire extent of loss or damages incurred by them as a result of the non-performance of the XNI Bundled Software.

2.12. In case of delay in the commissioning or poor performance of the XNI Bundled Software and any reasons directly attributable to XNI resulting in penalties to Satyam from BSNL, XNI shall indemnify fully SATYAM for the penalties payable to BSNL.

Satyam Computer Services Ltd. Satyam Sec'bad

2.13. For the XNI Bundled Software as per Exhibit – B,

2.13.1. XNI will provide the Bundled software required for BSNL IOBAS project, to Satyam at a price of Rs.0.87 per 1000 priced interconnect CDRs for volumes upto 100 million priced interconnect CDRs per day.

2.13.2. The price applicable for priced interconnect CDR volumes above 100 million is Rs.0.82 per 1000 priced interconnect CDRs. The above price is inclusive of all duties, taxes and levies.

2.13.3. XNI will provide its employees for requirements analysis, meetings/interactions with Satyam/BSNL, installation, configuration, integration, training services, for setting up the Data Center and for implementing the solution for the BSNL-IOBAS Project, Satyam will pay XNI at the rate of Rs. 1,50,000 per month, per person, inclusive of applicable taxes. All travel and accommodation related expenses of XNI associates, will be paid by Satyam, where agreed to as per the work order on actual basis as per the policy attached in Exhibit D. Satyam shall issue work orders from time to time for this purpose. XNI need to submit invoices with approved timesheets to receive the payment.

2.13.4. XNI will perform the PoC related activities free of cost However for the activities performed by XNI for the main implementation during the same time when PoC activities are performed, XNI would receive payment from Satyam as per clause 2.13.3 above.

2.13.5. Notwithstanding anything to the contrary herein, XNI shall provide its employees to Satyam wherever necessary to perform and deliver the BSNL IOBAS Project services during the entire Contract Period. Satyam shall issue Work Orders from time to time for such assignment of the XNI employees. Satyam will pay XNI at the rate of Rs. 1,50,000 per month, per person, inclusive of applicable taxes. All travel and accommodation related expenses of XNI associates, will be paid by Satyam, where agreed to as per the work order, on actual basis as per the policy attached in Exhibit D.

**Note:**

The rate applied per priced interconnect 1000 CDRs will be calculated based on average number of priced interconnect CDRs per day for in a Calendar month.

2.14. XNI would make the detailed plan of the required information from BSNL for the successful completion of the BSNL IOBAS Project and help Satyam to get the plan approved by BSNL at the start of the BSNL IOBAS project implementation and as well as during the course of project as the need arises. The dates for furnishing the information shall be mutually agreed with BSNL.

2.15. XNI would also perform the following:

2.15.1. Product & Operational Level Training to Satyam Associates

2.15.2. User Level Training to BSNL employees

2.15.3. Templates for information gathering

2.15.4. Solution Design documents i.e, call scenarios with any customization efforts

2.15.5. To be a part of requirement gathering team

2.15.6. Setting up & Commissioning of Mediation & Interconnect Servers

2.15.7. CDR collection software to pick CDRs from FTP Servers at different Tax locations to Data center

Satyam Computer Services Ltd. Satyam Sec'bad

2.15.8. Online collection of CDRs for the existing switches/technologies and subsequently introduced new switches/technologies by BSNL during the entire period of contract

2.15.9. To provide support for Data Center Operations and at Disaster Recovery Site, if need arises. Satyam to release work orders as per the 2.13.5

2.15.10. To provide documentation covering architecture, operation, maintenance and user manuals.

## 3. Payment Terms

3.1. Monthly payment will be made after commercial launch of the system on the basis of the priced interconnect CDRs of one calendar month. The payment will be made for the particular calendar month after deducting the liquidity damages as per clause 18 of Section III and penalties as per clause 14 of Section IV Part II of the tender document, if any attributable to XNI Notwithstanding anything to the contrary herein, Satyam may not deduct any such liquidity damages from its payment to XNI until discussing such deductions in good faith with XNI and XNI agrees that such liquidity damages are attributable to XNI in writing.

3.2. The number of priced interconnect CDRs to be considered for payment will be the volume of priced interconnect CDRs for the calendar month as accepted by BSNL.

3.3. Satyam would pay XNI, within 10 days, after receiving the payment from BSNL for the invoice raised for the particular month. This payment to XNI by Satyam could be made in US dollars as per the conversion rate existing on the date of remittance. All taxes also including withholding tax will be to the XNI account.

3.4. Delays in the settlement of liquidity damages if any, to be deducted from the payment to XNI would cause corresponding delay in making the payment to XNI for the payment period specified herein. Both the parties shall mutually agree on the payment dates in case of any liquidity damages and penalties after discussions in good faith.

3.5. Satyam would pay XNI for the invoices submitted by XNI for the Satyam issued Work Orders (2.13.3 and 2.13.5) and the actual expenses related to travel and accommodations within 30 days from the date of receipt of the completed invoice in all respects.

3.6. Notwithstanding anything to the contrary including without limitation the termination provisions set forth in Section 6 below, Satyam will pay XNI on a per 1000 CDR basis, as described in Section 2.13 above, each month for as long as it uses the Bundled Software for the provision of services to BSNL under the BSNL Project in accordance with the terms and conditions set forth in this Section 3. However, such payments shall be made where BSNL continues to pay Satyam for the use of these services.

3.7. If the Agreement is not renewed beyond the Initial Term or an extension, as defined in Section 5 below, Satyam will immediately cease using the Bundled Software for the provision of services to BSNL under the BSNL Project and the license for such Bundled Software shall terminate except as stated in the clause 6.4 below

Satyam Computer Services Ltd. Sec'bad

## 4. SATYAM and XNI mutually agree and undertake the following:

4.1. To act in good faith with respect to the other and not to act in a manner prejudicial or unjust to the other in performing their separate services or in performing their separate obligations or in the enforcement of their separate rights under this Agreement.

4.2. To act as a team in performing the separate services with the common intention of delivering the end product.

4.3. If there are any delays caused by:

a. BSNL in providing the Required Information as per the plan approved by BSNL (Clause 2.14) and/or

b. Satyam in passing that information to XNI and

where the absence of this information was solely responsible for the delay in provision of services by XNI, XNI shall not be responsible for any penalties caused by such delays, provided XNI has given a notice to Satyam stating the reasons, to enable Satyam to address them and if it is proved that it was these delays that led to penalties.

4.4. If need arises, setup a team comprising of both parties to discuss in good faith, the liquidity damages as per clause 18 of Section III and penalties as per clause 14 of Section IV Part II of the tender document, before attributing to either parties.

4.5. Both Satyam and XNI, in good faith, to jointly negotiate with BSNL, to reduce the financial burden for any additional costs in providing online collection of CDRs from existing or future switches/technologies. If BSNL disapproves Satyam shall supply the necessary hardware and XNI to provide the necessary software.

## 5 DURATION OF THE AGREEMENT

5.1 This Agreement shall come into force on the Effective Date.

5.2 This Agreement shall be for an initial term of three years (Initial Term).

5.3 This Agreement shall be renewed in the event of extension by BSNL for an additional two-year period subject to good faith renegotiation of terms and conditions other than commercial terms, which shall not be higher than the terms agreed to in this Agreement.

## 6 TERMINATION

6.1 Either Party may terminate the Agreement immediately if the other Party is in material breach of its obligations under this Agreement and fails to cure this breach within thirty (30) days of written notice of the breach.. In such an event of termination, Satyam shall have the right to request a third party vendor to supply the required software.

6.2 Either Party shall have a right to terminate this Agreement immediately if liquidation or insolvency proceedings are initiated against the other Party, or in the event of a change in control or business.

6.3 The Agreement may be terminated by Satyam without any liability to XNI in the event of BSNL terminating the main contract for any reason whatsoever, provided however that Satyam will ensure that XNI receives payment for work performed hereunder up to the date of such termination.

Satyam Computer Services Ltd. Satyam Sec'bad

6.4 Not withstanding the above, all the termination clauses stated in BSNL-IOBAS tender will equally applies to this Agreement. Any services obligated by the tender to be delivered free to BSNL, at the end of the contract would also be covered by this deviation provided that such services has been described in the Bid Documents / Purchase Order.

## 7. FORCE MAJEURE

Both Parties shall be relieved from all liabilities under this Agreement if to the extent that it shall be unable to carry out its obligations hereunder owing to wars, acts of God, government acts, fire, flood, explosion, earthquake, terrorist acts, riots, civil commotion or anything beyond their control. The Party whose performance is affected by the Force Majeure event (Force Majeure Party) shall give prompt notice to the other Party. If the Force Majeure event continues for more than thirty (30) days and Satyam is not the Force Majeure Party then Satyam can terminate this Agreement without any penalty. The same is applicable for XNI, if XNI is not the Force Majeure Party.

## 8. NON-SOLICITATION

During the term of this Agreement and for another twelve (12) months immediately following the termination of this Agreement, neither Party nor any of its subsidiary organizations shall directly or indirectly solicit any employee or consultant or subcontractor of the other Party who are directly involved in the BSNL IOBAS project. The Party so desirous of employing other Party's employee / sub contractor shall do so only upon payment of an agreed upon compensation to the other Party.

## 9. CONFIDENTIALITY

All information, comprising but not limited to marketing, financial, economic, strategic and technical information, data, drawings, specifications, documentation, etc shall be treated as proprietary and confidential by both Parties and they shall not at any time during or after the expiry of the termination of this Agreement, disclose whether directly or indirectly to any party otherwise than as required by law or permitted by this Agreement. All terms related to confidentiality stated in tender and agreed by Satyam with BSNL need to be honored by XNI.

## 10. GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be governed and construed according to the laws of India. The Parties hereto shall resolve through mutual consultation any questions and disputes that may arise between the Parties hereto in relation to this Agreement. Upon failure to reach a satisfactory settlement the matter in dispute shall be referred to a single arbitrator to hear and determine the matter in dispute and the decision shall be binding on both Parties. The cost of the appointment and the expenses incurred in the arbitration shall be borne by both Parties equally. The arbitration proceedings will be conducted in accordance with the Arbitration and Conciliation Act, 1996 at Hyderabad, India.

Satyam Computer Services Ltd * Sec'bad *

## 11. TERMS AND CONDITIONS OF TENDER DOCUMENT

The terms and conditions stated in the Tender Document given in Annexure A hereto shall apply *mutatis mutandis* to both Parties, in respect of each Party's obligations under the said Tender.

## 12. LIMITATION OF LIABILITY

Neither Party shall be liable to the other, for any special, punitive, incidental, indirect or consequential damages, or any loss of profits or business arising out of this Agreement.

## 13. INDEMNIFICATION

Each Party shall assume responsibility and hold the other Party harmless from any loss, expense, claim for payment of compensation or damages arising out of such Party's material breach of this Agreement.
XNI shall assume responsibility and hold Satyam and BSNL harmless from any loss, expenses, claim or damage arising out of alleged infringement of any claim of copyright, patent, trademark or other proprietary right of any third party arising out of the Bundled Software.

## 14. EXPENSES

Unless otherwise agreed, each Party will bear all costs, risks and liabilities incurred by it arising out of its obligations and efforts under this Agreement. Neither Party shall have any right under this Agreement any reimbursement, payment or compensation of any kind from the other Party except as otherwise specifically agreed to herein. Nothing herein shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both of the Parties under this Agreement.

## 15. COOPERATION

Each Party will furnish to the other such cooperation and assistance as may be reasonably required hereunder, provided, however, that each Party will be an independent contractor, and the employees of one will not be considered to be employees of the other Party.

## 16. NOTICE

All notices, references, consents, acknowledgements, requests, agreements, acceptances or other documentations authorized or required to be given pursuant to this Agreement shall be made in writing under the hand of the representative herein specified or mailed by registered post or fax or e-mail (supported by confirmation copy.)

## 17. AUTHORITY

The Parties represent that the undersigned have the requisite authority to bind the Parties to this Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and may not be modified except with the written concurrence of both Parties.

Satyam Computer Services Ltd. Satyam Sec'bad

## 18. FACSIMILE AND COUNTERPARTS

This Agreement may be signed by facsimile and executed in counterpart or duplicate copy and any signed counterpart, duplicate or facsimile copy shall be the equivalent to a signed original for all purposes

## 19. NEWS RELEASES

Any news releases, public announcements, advertisement or publicity released by either Party concerning this Agreement, will be subject to the prior joint approval of the Parties. Any such publicity shall give due credit to the contribution of each Party. Each Party will agree on the distribution of the media messages concerning this Agreement.

## 20. CHANGE IN CONTROL

In the event of any Change in Control in ownership or management, of either Party, such Party shall notify the other Party and BSNL of the same at least 90 days prior to such Change in Control coming into effect. In the event the new entity is a competitor of either Party, a prior written consent for assignment of this Agreement shall also be obtained from XNI or Satyam as the case may be. If due to the Change in Control this Agreement is to be assigned to the prospective owner/new entity, XNI or Satyam as the case may be shall obtain an undertaking from such new entity on continuing to perform as per this Agreement and Satyam or XNI as the case may be shall indemnify the other and BSNL for any damages, and losses that the affected Party and BSNL may incur for any non-performance or breach of obligations by the prospective owner.

The above requirement shall also be applicable in the event of XNI cease to have the license to market, distribute, deploy and support Base Product and Bundled Product.

The reporting and prior information or consent is not applicable, if change in control is due to any additional investment from Venture capitalists and private investors or due to the company going IPO. The indemnification obligations will however continue to apply in all the situations

## 21. CHANGE CONTROL PROCEDURE

If BSNL desires Satyam to provide any additional services or a change in the Work Order which involves (a) a change in the cost; (b) a change in the time; (c) a change in the number or skills of persons required, them Satyam shall provide XNI a written revised work order ("Work Order Change Request"). XNI shall evaluate such Work Order Change Request and shall within 10 business days of the receipt of such Work Order or Change Request provide a response including the availability of its resources and Personnel and the estimate of any additional costs.
Based on Satyam's understanding with BSNL, Satyam may issue duly signed Change Order to XNI, which shall be binding on XNI Where implementation of change order involves substantial increase in cost to XNI, Satyam and XNI shall negotiate in good faith and agree upon additional costs to be paid by Satyam.

This Change control procedure including the payments to be made to XNI by Satyam, arises only when BSNL requires enhancements which are not covered in the scope of the BSNL's PO and its related Bid Documents.

Satyam Computer Services Ltd. Satyam Sec'bad

## 22. SURVIVAL

Clause 1.11, 2.11, 2.12, 6, 8, 9, 10, 13 and 14 shall survive the termination of this Agreement.

## 23. MODIFICATION

This Agreement may not be modified or amended except in writing signed by duly authorized representatives of each Party with express mention thereto of this Agreement.

## 24. EXCLUSIVE RELATIONSHIP

The Parties agree to work together on an exclusive basis and offer their respective products and services for BSNL IOBAS Project. However, it is expressly clarified that each Party shall be free to market, promote, quote, offer to sell, or sell for any other opportunity, the commercial products or services offered by such Party.

**IN WITNESS WHEREOF**, THE PARTIES HERETO HAVE CASUED THIS AGREEMENT TO BE EXECUTED BY THEIR RESPECTIVE DULY AUTHORISED REPRESENTATIVES AS OF THE DAY AND YEAR SHOW ABOVE.

**ACCEPTED BY:**

| **Satyam Computer Services Limited** | **Xalted Networks Inc.,** |
|---|---|
| By ........................ Signature | By ........................ Signature |
| Name: B. RAMA RAJU | Christopher L. Rasmussen |
| Title: MANAGING DIRECTOR | VP-Law & General Counsel |
| In the presence of | In the presence of |
| WITNESSES: | WITNESSES: |
| (1)........................ | ........................ |
| (2) G. V. ........................ | ........................ |

SCSL LEGAL OK 22/11/2004

Satyam Computer Services Ltd. Sec'bad

## EXHIBIT A: Hardware Sizing for the BSNL IOBAS project to be supplied by Satyam

The following table is the list of Hardware but not limited to, for the BSNL IOBAS project to be supplied by Satyam

| | Hardware specifications |
|---|---|
| **Phase 1** | |
| DataBase Server | V1280 8*1.28Ghz, 16GB RAM, 2*73GB HDDs |
| Interconnect Server | V1280 12*1.28Ghz, 24GB RAM, 2*73GB HDDs |
| Mediation Server | V1280 12*1.28Ghz, 24GB RAM, 2*73GB HDDs |
| Failover Server | V1280 8*1.28Ghz, 16GB RAM, 2*73GB HDDs |
| Cluster Components | Sun Plex Cluster 3.1 - Flexible cluster topology |
| Shared Storage | 5.256 TB SAN Storage with SE3510 Mirrored |
| Backup/Tape | Failover server used as SAN master server with L25 (2*LTO2 drives) and Veritas backup software. LAN free backup |
| Administration Console | SunBlade 150 |
| Installation & support | 3 year hardware support with cluster installation |
| **Phase 2 - Disaster Recovery** | |
| **Disaster Recovery** | |
| Servers | SF V880 4@1200MHz, 8GB, 6-73GB - 3nos. |
| Shared Storage | 5.2 TB of shared SAN storage with SE3510 |
| Replication | Sun StorEdge Availability Suite with replication upto 5 TB |
| Support | 3 year support with installation of additional servers/storage under cluster at DC |
| **Phase 3** | |
| Mediation Server | V880 4*1.2 Ghz, 8GB RAM, 6*73 HDDs at DC |
| Cluster/Backup components | Additional cluster/backup licenses and components for additional servers at DC |
| Interconnect Server | Sun Fire V1280 1.2GHz 12P24GB |
| Cluster/Backup components | Additional cluster/backup licenses and components for above servers |
| Shared Storage | Additional 5.256 TB Storage added to existing SE3510 |
| Tape Drive | Additional L25 (2*LTO2) stacked to existing L25.Additional Veritas licenses addded |
| **Phase 4** | |
| DR Servers | V880 4*1.2 Ghz, 8GB RAM, 6*73 HDDs - Deskside unit - 2nos. |
| Shared Storage | 5.2 TB of shared SAN storage with SE3510 |
| Backup/Tape | 1* V880 used as backup server with L25 (2*LTO2 drives) and Veritas backup software. |
| Support | 3 year support |

**NOTE:**
Satyam's scope of supply includes above mentioned hardware and any relevant hardware necessary for the successful running of BSNL-IOBAS Project.

Satyam Computer Services Ltd. Satyam Sec'bad

**EXHIBIT B: Software for BSNL IOBAS project to be supplied by XNI**

The following table is the list of Software but not limited to, for the BSNL IOBAS project to be supplied by XNI

| Software BOM | |
|---|---|
| **Software** | **Description** |
| **Modula** | |
| Mediation | Modula/MedDy – version 2.2 |
| InterConnect Billing | Modula/InterTrace – version 1.3 |
| Invoicing | Modula/OpenBill – Version 2.0 (Only the Invoicing Module) |
| **Database** | Oracle 8.1.7 |
| **Middleware** | BEA Tuxedo Version 8 |
| **Web Server** | Tomcat – Freeware |
| **Reporting Tool** | Business Objects 6.1 or Microstrategy 7.5 |

**NOTE:**
XNI scope of supply includes above mentioned software and any relevant software necessary for the successful running of BSNL-IOBAS Project, from Systeam inc. and third party, their Support and Maintenance required to Satyam at a bundled price stipulated in the agreement.

Satyam Computer Services Ltd. Satyam ★ Sec'bad ★

## EXHIBIT C: Benchmarking Document

response to clarifications.doc

Exhibit A - Benchmark Alfa siste

Exhibit B Benchmark Correction Letter.pdf

Exhibit C - Telecom Italia Certificate.pdf

Satyam Computer Services Ltd * Sec'bad * Satyam

**EXHIBIT D: Policy on Travel and Accommodation**
As only sufficiently experienced associates of XNI are hired as consultants from XNI, on the BSNL-IOBAS Project, the entitlements for the clauses 2.13.3 and 2.13.5 are as under:

**Entitlements**

| Details | Location | Entitlements |
|---|---|---|
| Highest mode of eligible travel | | Air<br>Y class |
| Highest mode of eligible conveyance | All Locations | Taxi (Non A/c) |
| Lodging entitlement per diem with bills (Exclusive of taxes) | Delhi & Bombay | 4000 |
| | Chennai/ Calcutta / Hyderabad/ Banglore/Pune | 3000 |
| | Other cities | 2500 |
| Lodging allowance per diem (Without bills) | Delhi/ Bombay/ Calcutta / Chennai/ Banglore/ Hyderabad/Pune | 600 |
| | Other cities | 450 |
| Boarding entitlement per diem with bills (Inclusive of all taxes and tips) | Delhi/ Bombay/ Calcutta / Chennai/ Banglore/ Hyderabad/Pune | 575 |
| | Other cities | 450 |
| Boarding allowances per diem without bills (Inclusive of all taxes and tips) | Delhi/ Bombay/ Calcutta / Chennai/ Banglore/ Hyderabad/Pune | 300 |
| | Other cities | 250 |
| Miscellaneous expenses per diem | All Locations | 100 |

**Notes:**

- All the associates, irrespective of their entitlements, are advised to travel by train wherever they can reach the destination by overnight journeys.
- Wherever Satyam is making arrangements for pooled accommodation for its associates on the BSNL-IOBAS project, the same arrangement would be extended to XNI associates subject to availability.

Satyam Computer Services Ltd. Satyam Sec'bad

## Annexure A (: BSNL Tender Documents and its Clarifications)

Annexure A1 -BSNLTender Docum     Annexure A2 -BSNL Tender Clarifications

The following Documents are attached:

File Name: Annexure-A1 -BSNL Tender Document

File Name: Annexure-A2 -BSNL Tender clarifications

Satyam Computer Services Ltd
Satyam
Sec'bad

## Annexure B (Compliance Responses: (Documents submitted to BSNL)

Annexure-B1 - Technical Proposal S

Annexure-B2 - Technical Compliance

The following Documents are attached:

File Name: Annexure-B1 - Technical Proposal submitted to BSNL

File Name: Annexure-B2 - Technical Compliance submitted to BSNL

Satyam Computer Services Ltd. * Sec'bad *